                                                                   EXHIBIT 10.12

                            OPTION ASSUMPTION NOTICE

      This memo provides additional information regarding your previously granted options to purchase shares of common stock of SS&C Technologies, Inc. ("SS&C"). As you know, on November 23, 2005, SS&C became a wholly owned subsidiary of Sunshine Acquisition Corporation ("Sunshine") pursuant to a merger agreement, entered into on July 28, 2005, as amended, by and among Sunshine, SS&C and Sunshine Merger Corporation (the "Merger Agreement"). Pursuant to the terms of such merger (the "Merger"), each outstanding and unvested option to purchase shares of SS&C common stock (each, an "SS&C Option") was accelerated and became fully vested prior to the Merger. Each SS&C Option that remained outstanding at the time of the Merger was assumed by Sunshine and was automatically converted into an option to purchase shares of Sunshine common stock (each, an "Assumed Option").

      Except as described below, each Assumed Option will continue to be subject to the terms and conditions set forth in the applicable "SS&C Plan" (as defined below) and the stock option agreement attached hereto as Exhibit A (the "Option Agreement").

      1. Definitions. Following the Merger, each reference contained in the SS&C Technologies, Inc. 1998 Stock Incentive Plan, the SS&C Technologies, Inc. 1999 Non-Officer Employee Stock Incentive Plan (attached hereto as Exhibit B, collectively, the "SS&C Plans") and the Option Agreement to (a) the "Company" or "SS&C Technologies, Inc." shall be deemed to refer to Sunshine or any successor corporation thereto and (b) your "employment," "service" or another term having a similar meaning shall be deemed to refer to your similar relationship with Sunshine or any of its subsidiaries.

      2. Number of Shares Subject to Assumed Options. At the time of the Merger, your SS&C Options were converted into options to purchase shares of Sunshine common stock, or Assumed Options. The per share value of Sunshine common stock immediately following the Merger was $74.50, which is equal to two times the per share value of SS&C common stock ($37.25) immediately prior to the Merger, based on the per share merger consideration. This change in capitalization was made to minimize the aggregate number of shares outstanding.

      As a result of the conversion of your SS&C Options and the increased per share value of Sunshine common stock, the number of shares of Sunshine common stock subject to your Assumed Options is equal to one-half of the number of shares of SS&C common stock that were subject to your SS&C Options (subject to differences due to rounding), but the aggregate value of your Assumed Options immediately following the Merger remained the same as the aggregate value of your SS&C Options immediately prior to the Merger.

      For example, if the number of shares of SS&C common stock subject to your SS&C Options was 1,000 shares immediately prior to the Merger, then the number of shares of Sunshine common stock subject to your Assumed Options is 500 shares (calculated as 0.5 times 1000). As described above, the per share value of SS&C common stock immediately prior to the

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Merger was $37.25 and the per share value of Sunshine common stock immediately following the Merger was $74.50. As a result, in this example, your Assumed Options had an aggregate value of $37,250 immediately following the Merger (determined by multiplying 500 shares by a per share value of $74.50), which equals the aggregate value of your SS&C Options immediately prior to the Merger ($37,250, determined by multiplying 1,000 shares by a per share value of $37.25).

      3. Exercise Price. As described above, since immediately following the Merger the per share value of Sunshine common stock was equal to two times the per share value of SS&C common stock immediately prior to the Merger, the exercise price per share of Sunshine common stock issuable upon exercise of an Assumed Option was also adjusted to equal two times the exercise price per share of SS&C common stock issuable upon exercise of an SS&C Option immediately prior to the Merger. However, the aggregate exercise price of your Assumed Option will remain the same as the aggregate exercise price of your SS&C Option immediately prior to the Merger.

      For example, if the number of shares of SS&C common stock subject to your SS&C Option was 1,000 shares with an exercise price of $10.00 per share immediately prior to the Merger, then the number of shares of Sunshine common stock subject to your Assumed Option is 500 shares with an exercise price of $20.00 per share (for an aggregate exercise price, in each case, of $10,000).

      4. Vesting. Your Assumed Options are now fully vested and exercisable.

      5. Option Exercise Procedure. Unless otherwise determined by the administrator of the SS&C Plans, you must provide Sunshine with 30 days notice prior to your intent to exercise any Assumed Option (in such form as Sunshine will determine) or such other amount of time as the administrator determines necessary in order for Sunshine to comply with applicable securities law. After this notice period, to exercise an Assumed Option, we must receive your written notice of exercise in accordance with the Stockholders Agreement and the Option Agreement. With the exercise notice, you also must either (i) send full payment of the exercise price and any applicable withholding taxes or (ii) with the consent of the board of directors and pursuant to the terms of the Stockholders Agreement and Option Agreement, surrender such number of shares then issuable upon exercise of the Assumed Option having a fair market value equal to the aggregate exercise price of the exercised portion of the Assumed Option and the withholding taxes. Your ability to purchase shares through the exercise of an Assumed Option is conditioned upon compliance with any laws and Sunshine's policies that may apply to you.

      6. Stockholders Agreement. You have entered into a stockholders agreement with Sunshine and affiliates of The Carlyle Group (attached hereto as Exhibit C, the "Stockholders Agreement"). The Stockholders Agreement, in addition to the Option Agreement(s) and the applicable SS&C Plan(s), will govern your Assumed Options.

      7. Acknowledgment. Exhibit D attached hereto sets forth the number of shares of Sunshine common stock which you may purchase under each of your Assumed Options and the adjusted exercise price per share (collectively, the "Terms"). You acknowledge, by receipt of this Notice and/or through your decision to exercise the Assumed Option(s), that the Terms of all of your Assumed Option(s) (in the form and subject to the terms of the applicable SS&C Plan and the Option Agreement) listed on Exhibit C are true and accurate and that you are not entitled to any additional benefits, rights or features, other than those provided by the applicable SS&C Plan, the Option Agreement and the Stockholders Agreement, with respect to any Assumed Option.

      If you have questions regarding the foregoing, please do not hesitate to contact Patrick J. Pedonti of Sunshine at (860) 298-4738 or at ppedonti@sscinc.com. Please keep a copy of this letter and attach it to the Option Agreement, the applicable SS&C Plans and the Stockholders Agreement in order for you to have a complete record of all the terms and provisions applicable to your Assumed Options.

Sunshine Acquisition Corporation

----------------------------------------
By: [NAME]
Title:
Date:

                                    EXHIBIT A

                               [Option Agreement]

                                    EXHIBIT B

                                  [SS&C Plans]

                                    EXHIBIT C

                            [Stockholders Agreement]

                                    EXHIBIT D
                   SCHEDULE OF SS&C TECHNOLOGIES, INC. OPTIONS
                   ASSUMED BY SUNSHINE ACQUISITION CORPORATION

OPTIONEE NAME:


                                  PRE-MERGER - SS&C OPTIONS                          POST-MERGER - ASSUMED OPTIONS
                            --------------------------------------              ---------------------------------------
                            NUMBER OF                                             NUMBER OF
                           UNDERLYING                                            UNDERLYING
           OPTION            SS&C                        EXERCISE                 SUNSHINE                 EXERCISE
           NUMBER           SHARES                         PRICE                   SHARES                    PRICE
-----------------------------------------------------------------------------------------------------------------------


                                      -7-